UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

SANSWIRE CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-235332	88-0292161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17501 Biscayne Blvd., Suite 430, Aventura, Florida 33160
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (786) 288-0717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 10, 2010, Sanswire Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Glenn D. Estrella, the Company’s Chief Executive Officer and President, and other investors (who are existing shareholders of the Company) (the “Additional Investors”)  for the purchase of common stock, par value $0.00001 per share, of the Company (the “Common Stock”).  Mr. Estrella purchased 1,333,334 shares of Common Stock at a purchase price of $0.075 per share for a total purchase price of approximately $100,000, which shares shall be restricted pursuant to the Securities Act of 1933, as amended, and the rules promulgated thereunder.  Mr. Estrella also received a Common Stock Purchase Warrant (the “Warrant”) to purchase an additional 666,667 shares of Common Stock at a purchase price of $0.21 per share, which warrant expires in three years.  The Warrant is exercisable on a cashless basis and contains a standard weighted average anti-dilution protection.

Pursuant to the Agreement, the Company is authorized to sell up to an aggregate of $1,000,000 shares of Common Stock and Warrants, $250,000 of which was purchased at the initial closing on November 10, 2010.  At the initial closing, Mr. Estrella and the Additional Investors purchased an aggregate of 3,333,334 aggregate shares of Common Stock and Warrants to purchase an aggregate of 1,666,667 shares of Common Stock.  No underwriting discount or commissions were paid in connection with the Agreement or the initial closing thereunder.

The Common Stock and the Warrants sold pursuant to the Agreement was issued as restricted securities under an exemption provided by Regulation D, Rule 506, promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated November 10, 2010, by and between Sanswire Corp., Glenn Estrella and the purchasers identified therein.

10.2	Form of Common Stock Purchase Warrant, dated November 10, 2010

99.1	Press Release dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanswire Corp.
(Registrant)

Date: November 10, 2010	/s/ Glenn D. Estrella
By: Glenn D. Estrella
Title: President and Chief Executive Officer